UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475, Minnetonka MN 55345

(Address of principal executive offices)

(952) 564-3500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on March 5, 2014, Wireless Ronin Technologies, Inc. entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Broadcast Acquisition Co., a wholly owned subsidiary of Wireless Ronin (“Merger Sub”), and Broadcast International, Inc., pursuant to which Merger Sub would cease to exist, and the Broadcast International would become a wholly owned subsidiary of Wireless Ronin. In addition, as previously reported, on April 11, 2014, Wireless Ronin, Broadcast International and Merger Sub entered into an amendment to the Merger Agreement (the “Amendment”).

Pursuant to the Merger Agreement, as amended, the merger was completed and effective as of the close of business on August 1, 2014, upon the filing of Articles of Merger with the Utah Department of Commerce (the “Effective Time”).

At the Effective Time and pursuant to the Merger Agreement, as amended, each share of common stock of Broadcast International, including securities convertible or exercisable into shares of Broadcast International common stock, issued and outstanding immediately prior to the Effective Time, was converted into the right to receive .00535594 validly issued, fully paid and non-assessable shares of Wireless Ronin common stock.

The foregoing description of the Merger Agreement, as amended, and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement and Amendment.

A press release announcing the Merger Agreement is attached to this report as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On August 1, 2014, Donald A. Harris was appointed to Wireless Ronin’s board of directors. Since June 2012, he has been a member of the board of directors of Broadcast International. He has been President of 1162 Management, the General Partner of 5 Star Partnership, a private equity firm, since June 2006.  Mr. Harris has been President and Chief Executive Officer of UbiquiTel Inc., a telecommunications company organized by Mr. Harris and other investors, since its inception in September, 1999 and also its Chairman since May 2000. Mr. Harris served as the President of Comcast Cellular Communications Inc. from March 1992 to March 1997.  Mr. Harris received a Bachelor of Science degree from the United States Military Academy and an MBA from Columbia University in. Mr. Harris’s experience in the telecommunications industry and his association with private equity funding will be valuable to Wireless Ronin.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 4, 2014 (filed herewith).

* * * * *

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Ronin Technologies, Inc.

Date: August 4, 2014	By:	/s/ Scott W. Koller
Scott W. Koller,
Chief Executive Officer

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Exhibits

Exhibit No.	Description

99.1	Press Release dated August 4, 2014 (filed herewith).

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